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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 to be filed on or about June 19, 2003) pertaining to the Pioneer-Standard Electronics, Inc. 2000 Stock Option Plan for Outside Directors of our report dated May 12, 2003, with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 2003 filed with the Securities and Exchange Commission.





/s/ Ernst & Young LLP

Cleveland, Ohio
June 16, 2003